EXHIBIT (j)(2)











               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Custodian; Counsel; Auditors" in the Statements of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 44 to the Registration Statement (Form N-1A)(Nos. 33-16905/811-5309) of First American Investment Funds, Inc. of our report dated November 2, 1999, included in the 1999 Annual Report to shareholders.

                                                       /s/ Ernst & Young LLP

Minneapolis, Minnesota
January 24, 2000